READ YOUR CONTRACT CAREFULLY
THIS IS A LEGAL CONTRACT

We promise to pay, subject to the provisions of this contract, the benefits described by this contract.

We make this promise and issue this contract in consideration of the application for this contract and the payment of the purchase payments.

The owner and the beneficiary are as named in the application unless they are changed as provided for in this contract.

You are a member of The Minnesota Mutual Life Insurance Company. Our annual meetings are held at our home office on the first Tuesday in March of each year at three o'clock in the afternoon.

Signed for The Minnesota Mutual Life Insurance Company at St. Paul, Minnesota, on the contract date.

President

Secretary

Registrar

NOTICE OF YOUR RIGHT TO EXAMINE THIS CONTRACT FOR 10 DAYS.

IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH THIS CONTRACT. IF YOU ARE NOT SATISFIED, YOU MAY RETURN THE CONTRACT TO US OR TO YOUR AGENT WITHIN 10 DAYS OF ITS RECEIPT. IF YOU EXERCISE THIS RIGHT, YOU WILL RECEIVE THE GREATER OF: (a) THE ACCUMULATION VALUE OF THIS CONTRACT; OR (b) THE AMOUNT OF PURCHASE PAYMENTS PAID UNDER THIS CONTRACT. WE WILL PAY THIS REFUND WITHIN 7 DAYS AFTER WE RECEIVE YOUR NOTICE OF CANCELLATION.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

ALL PAYMENTS AND VALUES PROVIDED UNDER THE FIXED ACCOUNT PRIOR TO RENEWAL DATES MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY INCREASE OR DECREASE THE PAYMENT OR VALUES.



                                          FLEXIBLE PAYMENT DEFERRED VARIABLE
                                                   ANNUITY CONTRACT

                                                   FIXED OR VARIABLE
                                                    ANNUITY BENEFITS

                                               A NON-PARTICIPATING CONTRACT



Minnesota Mutual

The Minnesota Mutual Life Insurance Company
400 Robert Street North
St. Paul, MN  55101-2098

97-9423 Rev. 5-1998

          CONTRACT INDEX

ALPHABETICAL INDEX TO THE PROVISIONS OF YOUR CONTRACT

                                                                            PAGE
                                                                            ----

ADDITIONAL INFORMATION

AMOUNT PAYABLE AT DEATH

ANNUITY PAYMENT OPTIONS

ANNUITY PAYMENT PROVISIONS

ASSIGNMENT

BENEFICIARY

CONTRACT CHARGES

DEFINITIONS

GENERAL INFORMATION

MISSTATEMENT

PURCHASE PAYMENTS

TRANSFER PROVISIONS

VALUATION

WITHDRAWAL AND SURRENDER

                           [NUVEEN PREMIER ADVISER ANNUITY]
              YOUR CONTRACT INFORMATION - EFFECTIVE [SEPTEMBER 1, 1998]


CONTRACT NUMBER: [1-234-567]                                CONTRACT DATE: [September 1, 1998]

OWNER: [John Doe]                                           DATE OF BIRTH: [September 1, 1963]

JOINT OWNER:                                                DATE OF BIRTH:

ANNUITANT: [John Doe]                       SEX: Male       DATE OF BIRTH: [September 1, 1963]

JOINT ANNUITANT:                            SEX:            DATE OF BIRTH:

MATURITY DATE: [September 1, 2048]

PLAN: [Non-Qualified]                                       JURISDICTION: [Minnesota]

DEFERRED SALES CHARGE:

                             Years Since Purchase Payment
                             ----------------------------
        ------------------------------------------------------------------
                                                                   7 and
        0-1     1-2     2-3     3-4     4-5     5-6     6-7     thereafter
        ---     ---     ---     ---     ---     ---     ---     ----------
Charge: 6%      6%      5%      5%      4%      3%      2%           0%

The deferred sales charge is applied to Purchase Payments withdrawn or surrendered from this contract.

ANNUAL CONTRACT FEE: Lesser of: $30 or 2% of Accumulation Value applied only when the greater of: (a) Accumulation Value; or (b) Purchase Payments less withdrawals, is less than $50,000 on the Contract Anniversary.

CURRENT FIXED ACCOUNT GUARANTEE PERIODS:   [1 Year]
                                           [3 Years]
                                           [5 Years]
                                           [7 Years]
                                           [10 Years]


VARIABLE ACCOUNT: [Minnesota Mutual Variable Annuity Account]


CURRENT SUB-ACCOUNTS
Portfolios of:
            Advantus Series Fund, Inc.    Nuveen Tax-Deferred Investment Trust.
            --------------------------    -------------------------------------
                 [Global Bond]                        [Balanced]
                  [Index 500]                     [Blue Chip Growth]
                [Money Market]                     [European Value]
             [Mortgage Securities]                [Growth and Income]
            [Real Estate Securities]             [International Equity]
                [Small Company]                    [Strategic Income]
             [Small Company Value]
                 [Value Stock]

HOME OFFICE:          THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
                               400 ROBERT STREET NORTH
                            ST. PAUL, MINNESOTA 55101-2098
                                    (612) 665-3500

97-9423 Rev. 5-1998                                           Minnesota Mutual 1

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

When we use the following words, this is what we mean:

1940 ACT

The Investment Company Act of 1940, as amended, or any similar successor federal legislation.

ACCUMULATION UNIT

An Accumulation Unit is a measure of your value in each sub-account of the Variable Account.

ACCUMULATION VALUE

The sum of your values under this contract in the Fixed Account and/or the Variable Account. In the Fixed Account, your value is the sum of your values in each Guarantee Period. In the Variable Account, it is the total value of your Accumulation Units in each sub-account. The value of each sub-account shall be determined separately.

AGE

The Age of a person at nearest birthday.

ANNUITANT

The person named as Annuitant on Page 1 and upon whose lifetime Annuity Payment benefits will be paid under this contract. The Annuitant may be changed prior to the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE

The date on which Annuity Payments are elected to begin. This may be the Maturity Date or a date you select prior to the Maturity Date.

ANNUITY PAYMENTS

A series of payments for life, for life with a minimum number of payments, for a joint lifetime and thereafter during the lifetime of the survivor, or for a designated period. Payments are made at regular intervals to the Annuitant or any other payee. Annuity Payments will be due and payable only on the first day of a calendar month.

ANNUITY UNIT

A unit of measurement used to calculate Variable Annuity Payments.

AUTOMATIC PAYMENT PLAN

An agreement which authorizes your Purchase Payment to be automatically deducted from your bank or other financial institution account and paid directly to us.

BENEFICIARY

The person, persons or entity designated to receive Death Benefits payable under the contract. Prior to the commencement of Annuity Payments, the Beneficiary is the first person on the following list who is alive on the date of your death: the Joint Owner, the primary (class 1) Beneficiary, the secondary (class 2) Beneficiary, or if none of the above is alive, to the executor or administrator of your estate.


97-9423 Rev. 5-1998                                           Minnesota Mutual 2

CONTRACT ANNIVERSARY

The same day and month as the Contract Date for each succeeding year of this contract.

CONTRACT DATE

The effective date of this contract found on Page 1. It is also the date from which we determine Contract Anniversaries and Contract Years.

CONTRACT YEAR

A period of one year beginning with the Contract Date or a Contract Anniversary.

DEATH BENEFIT

The amount payable to the Beneficiary upon your death.

FIXED ACCOUNT

The Fixed Account is a non-unitized separate account providing Guarantee Periods of different lengths. Amounts allocated to the Guarantee Periods of the Fixed Account are credited with interest rates guaranteed by us for the entire Guarantee Period.

FIXED ANNUITY PAYMENTS

Annuity Payments payable from the General Account, with guaranteed payments of pre-established dollar amounts during the payment period.

FUND

The mutual fund or separate investment portfolio within a series mutual fund which is designated as an eligible investment for the Variable Account.

GENERAL ACCOUNT

All assets of Minnesota Mutual other than those in the Minnesota Mutual Variable Annuity Account, Fixed Account or in other separate accounts established by us.

GUARANTEE PERIOD

A period, of one or more years, for which the current interest rate is guaranteed.

JOINT ANNUITANT

The person named as Joint Annuitant on Page 1 and upon whose lifetime, together with that of the Annuitant, Annuity Payment benefits may be paid under this contract.

JOINT OWNER

If more than one owner has been designated, each owner shall be a Joint Owner of the contract. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us. Any Joint Owner must be the spouse of the other Joint Owner.


97-9423 Rev. 5-1998                                           Minnesota Mutual 3

MARKET VALUE ADJUSTMENT

A positive or negative adjustment in the Fixed Account value that we may make if such value is paid out, Transferred or applied to provide Annuity Payments more than 30 days before or after the Renewal Date of the Guarantee Period in which it was being held.

MATURITY DATE

The date specified in the application and shown on Page 1 when this contract matures. If a date is not specified in the application, it will be the first of the month following the later of: (a) the Annuitant's 85th birthday; or (b) ten years after issue.

PURCHASE PAYMENTS

Amounts paid to us as consideration for the benefits provided by this contract. Total Purchase Payments may not exceed $1,000,000 without our prior consent. The amount of any initial Purchase Payment must be at least $2,000 and any subsequent Purchase Payments must be at least $500. These minimums may not apply under certain automatic or group payment plans which may be established and agreed to by us.

RENEWAL DATE

The first day following the last day of any Guarantee Period in the Fixed
Account.

SURRENDER VALUE

The amount payable to you on surrender of this contract is equal to the Accumulation Value after the application of all applicable adjustments and deduction of all applicable charges. Amounts surrendered may be subject to a deferred sales charge and, in addition, amounts surrendered from the Fixed Account may be subject to a Market Value Adjustment.

TRANSFER

A Transfer is a reallocation of amounts under this contract. It may be among the available Guarantee Periods of the Fixed Account, the Fixed Account and the sub-accounts of the Variable Account, and the sub-accounts of the Variable Account.

TREASURY RATE

Treasury Rate means the yield to maturity (generic "mid" quote) for the current U.S. Treasury benchmark notes as reported from BLOOMBERG FINANCIAL SERVICES as of 2:00 Central Standard Time.

VALUATION DATE

Any date on which a Fund is valued.

VALUATION PERIOD

The period between successive Valuation Dates measured from the time of one determination to the next.

VARIABLE ACCOUNT

A separate investment account titled Minnesota Mutual Variable Annuity Account. This separate account was established by us for this class of contracts under Minnesota law. The separate account is


97-9423 Rev. 5-1998                                           Minnesota Mutual 4
composed of several sub-accounts. The assets of this account are not subject to claims arising out of any other business of ours.

VARIABLE ANNUITY PAYMENTS

Annuity Payments payable from the Variable Account with payments which may increase or decrease in dollar amount to reflect the investment experience of the sub-accounts of the Variable Account. The dollar amount of each Annuity Payment is not guaranteed.

WE, OUR, US

The Minnesota Mutual Life Insurance Company.

WRITTEN REQUEST

A request in writing signed by you. In some cases, we may provide a form for your use. We also may require that this contract be sent in with your Written Request.

YOU, YOUR

The person named as the owner or Joint Owner on Page 1. The owner may be the Annuitant or someone else. The owner shall be that person named as owner in the application. The owner may be changed; however, this may create adverse income tax consequences. If Joint Owners are named, all contract references to owner shall mean the Joint Owners.

--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------

WHAT IS YOUR AGREEMENT WITH US?

This contract and the copy of the application attached to it contain the entire contract between you and us. Any statements made in the application either by you or the Annuitant will, in the absence of fraud, be considered representations and not warranties. Also, any statement made either by you or the Annuitant will not be used to void this contract or defend against a claim under this contract unless the statement is contained in the application.

No change or waiver of any of the provisions of this contract will be valid unless made in writing by us. It must also be signed by our president, a vice president, our secretary or an assistant secretary. No representative or other person has the authority to change or waive any provision of this contract.

Any additional agreement attached to this contract will become a part of this contract. It will be subject to all the terms and conditions of this contract unless we state otherwise in the agreement.

HOW DO YOU EXERCISE YOUR RIGHTS UNDER THIS CONTRACT?

You can exercise all the rights under this contract. You can do this by making a Written Request to us. You have these rights during your lifetime and before Annuity Payments begin. Unless provided otherwise in the contract, you have full ownership and control of this contract.

HOW WILL YOU KNOW THE VALUE OF YOUR CONTRACT?

At least annually, we will provide you a report showing the current Accumulation Value and Surrender Value of this contract. It will also show the current Accumulation Unit values for each sub-account in which you have value. In addition, we will provide you with an annual report which summarizes the year's transactions. The report will be as of a date within two months of its mailing.


97-9423 Rev. 5-1998                                           Minnesota Mutual 5

--------------------------------------------------------------------------------
PURCHASE PAYMENTS
--------------------------------------------------------------------------------

WHERE DO YOU MAKE PURCHASE PAYMENTS?

All Purchase Payments must be made to our home office at the address shown on Page 1.

WHEN ARE PURCHASE PAYMENTS MADE?

You may choose when to make Purchase Payments.

ARE THERE SPECIAL METHODS OF MAKING PURCHASE PAYMENTS?

Yes. It may be possible for you to arrange with your employer to make your Purchase Payments by payroll deduction. Or, under some plans, your employer may make Purchase Payments on your behalf. Also, your bank or other financial institution may consent to have your Purchase Payments automatically withdrawn from your account and paid directly to us under an Automatic Payment Plan.

WHAT DEDUCTIONS ARE MADE FROM PURCHASE PAYMENTS?

There are usually no deductions made from the Purchase Payments. However, we reserve the right to make a deduction from Purchase Payments for state premium taxes, where applicable.

HOW ARE PURCHASE PAYMENTS ALLOCATED?

Purchase Payments may be allocated to one or more of the Guarantee Periods of the Fixed Account or to the sub-accounts of the Variable Account. Initially, the allocation will be as you direct in the application. You may change your allocation for future Purchase Payments by giving us a Written Request or by telephone, where permitted.

During the 20-day period (or, if longer, the free-look period as defined by your state plus 10 days) following receipt of the first Purchase Payment into this contract, we will allocate Purchase Payments directed to the variable sub-accounts to the Money Market sub-account of the Variable Account. At the end of this period, these Purchase Payments will be Transferred as directed by you.

Purchase Payments received without allocation instructions will be treated as incomplete. We will return such Purchase Payments immediately and in full if we cannot credit them within five valuation days after receipt. However, if, after being informed of the reasons for delay, you consent to our retaining the Purchase Payments, we will credit them as of the end of the Valuation Period in which the necessary requirements are complete.

WHAT ARE THE FIXED ACCOUNT OPTIONS?

The Fixed Account provides Guarantee Periods of different lengths. The Guarantee Periods available on the Contract Date are shown on Page 1. All amounts allocated to the same Guarantee Period on the same day will be considered one Guarantee Period. Withdrawals, surrenders, amounts applied to provide Annuity Payments, and Transfers from Guarantee Periods prior to the Renewal Date may be subject to a Market Value Adjustment in certain situations (see sections titled "Transfer Provisions" and "Withdrawal and Surrender").

To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods with durations that differ from those shown on Page 1. We also reserve the right at any time to stop accepting new Purchase Payments, Transfers or renewals for a particular Guarantee Period.

At the end of the Guarantee Period, you may elect the same Guarantee Period, if available, at the then current interest rate, select a different Fixed Account Guarantee Period, or Transfer to sub-accounts of the Variable Account. The Guarantee Period for an allocation may not extend beyond the Maturity Date.

97-9423 Rev. 5-1998                                           Minnesota Mutual 6

If we do not receive instructions from you prior to the Renewal Date of each Guarantee Period, we will select a Guarantee Period which will be of the same duration as the one which has just expired. The interest rate applicable to the new Guarantee Period may be higher or lower than the interest rate which was credited to the expired Guarantee Period. If, at the time of renewal, a Guarantee Period of the same duration is no longer available, we will select the next shortest available Guarantee Period.

WHAT ARE THE VARIABLE ACCOUNT OPTIONS?

The sub-accounts of the Variable Account available on the Contract Date are as shown on Page 1.

Purchase Payments may be allocated to one or more of the sub-accounts. They may also be made to any other sub-account which may be established by us under the Variable Account for contracts of this class. We reserve the right to add, combine or remove any sub-accounts of the Variable Account.

WHAT ARE THE INVESTMENTS OF THE VARIABLE ACCOUNT?

The Variable Account is divided into sub-accounts. For each sub-account, there is a Fund for the investment of that sub-account's assets. Purchase Payments are invested in the Funds at their net asset value.

If investment in a Fund should no longer be possible or if we determine it becomes inappropriate for contracts of this class, we may substitute another Fund. Substitution may be with respect to existing Accumulation Values, future Purchase Payments and future Annuity Payments.

No transfer of assets from one separate account to another affecting owners of contracts delivered in a given state can be made except, where required, with the approval of the Commissioner of Insurance of that state.

MAY WE MAKE CHANGES TO THE VARIABLE ACCOUNT?

Yes. We reserve the right to transfer assets of the Variable Account to another Variable Account. The transfer will be of assets associated with this class of contracts. We will make that determination. If this type of transfer is made, the term "Variable Account", as used in this contract, shall then mean the Variable Account to which the assets were transferred.

We reserve the right, when permitted by law, to:

     (a)  de-register the Variable Account under the 1940 Act;

     (b) restrict or eliminate any voting rights of contract owners or other persons who have voting rights as to the Variable Account; and

     (c)  combine the Variable Account with one or more other Variable Accounts.

WHEN ARE PURCHASE PAYMENTS CREDITED TO THE CONTRACT?

Purchase Payments are credited to the contract on the Valuation Date coincident with or next following the day they are received in our home office. If they are received on a day which is not a Valuation Date, those amounts will be credited on the next Valuation Date.

MAY YOU STOP MAKING PURCHASE PAYMENTS?

Yes. You may stop making Purchase Payments at any time. If you stop making Purchase Payments, the contract remains in force as a paid-up annuity according to its terms. Its value may be applied to provide Annuity Payments at a later date.


97-9423 Rev. 5-1998                                           Minnesota Mutual 7

MAY WE CANCEL THE CONTRACT?

Yes. We may, at our discretion, cancel a contract if no Purchase Payments are made for a period of two or more full Contract Years and both: (a) the total Purchase Payments made, less any withdrawals and associated charges; and (b) the Accumulation Value of the contract, are less than $2,000. If such a cancellation takes place, we will pay the Accumulation Value to you.

We will notify you of our intention to exercise these rights in your annual report. We will act 90 days after the Contract Anniversary unless an additional Purchase Payment is received before the end of that 90 day period.

--------------------------------------------------------------------------------
CONTRACT CHARGES
--------------------------------------------------------------------------------

ARE THERE CHARGES UNDER THIS CONTRACT?

Yes. There may be a deferred sales charge, an annual contract fee and a transaction charge. There are also certain charges which are made directly to the Variable Account.

WHAT IS THE DEFERRED SALES CHARGE?

The deferred sales charge may be assessed upon the withdrawal or surrender of Purchase Payments. The deferred sales charge percentages are shown below and are applied only to withdrawals or surrenders of Purchase Payments received by us within seven years of the date of withdrawal or surrender. For purposes of determining the amount of deferred sales charge, Purchase Payments are deemed withdrawn on a first-in, first-out basis.

                             Years Since Purchase Payment
                             ----------------------------
        ------------------------------------------------------------------
                                                                   7 and
        0-1     1-2     2-3     3-4     4-5     5-6     6-7     thereafter
        ---     ---     ---     ---     ---     ---     ---     ----------
Charge: 6%      6%      5%      5%      4%      3%      2%           0%

The amount of the deferred sales charge is determined from the percentages shown above by: (a) calculating the number of years each Purchase Payment being withdrawn has been in the contract; (b) multiplying each Purchase Payment being withdrawn, after deduction of any free withdrawal amount, by the appropriate deferred sales charge percentage from Page 1; and (c) adding the deferred sales charge from all Purchase Payments as calculated in (b).

In no event will the total amount of deferred sales charge exceed 6% of the Purchase Payments made under this contract.

ARE THERE CIRCUMSTANCES WHERE THE DEFERRED SALES CHARGE WILL NOT APPLY?

Yes.  The deferred sales charge will not apply when:

  - Amounts are withdrawn in any calendar year that are less than or equal to the greater of: (a) Accumulation Value less Purchase Payments not previously withdrawn; or (b) 10% of the sum of Purchase Payments not previously withdrawn that have been received by us within seven years of the date of withdrawal.

  -  Amounts are withdrawn to pay the contract fee.

  -  Amounts are payable as a Death Benefit upon your death.

  - Amounts are applied to provide Annuity Payments under an Annuity Payment option.


97-9423 Rev. 5-1998                                           Minnesota Mutual 8

  - A withdrawal or surrender is requested any time after the first Contract Anniversary due to your confinement in a hospital or medical care facility as defined in the "Withdrawal and Surrender" section of this contract.

  - A withdrawal or surrender is requested any time after the first Contract Anniversary in the event you are diagnosed with a terminal illness as defined in the "Withdrawal and Surrender" section of this contract.

WHAT IS THE CONTRACT FEE UNDER THIS CONTRACT?

The contract fee is an annual charge deducted from the Accumulation Value. In Contract Years where the greater of: (a) Accumulation Value; or (b) Purchase Payments less withdrawals, is less than $50,000 on the Contract Anniversary, the charge will be applied. The charge applied will be equal to the lesser of: $30 or 2% of the Accumulation Value at the end of the Contract Year. The contract fee will be deducted on the Contract Anniversary from the first available sub-account or Fixed Account Guarantee Period Accumulation Value in the following order: (1) Money Market sub-account; (2) pro rata among the remaining variable sub-accounts; (3) first in, first out from the largest Accumulation Value of the Fixed Account Guarantee Periods.

WHAT IS THE TRANSACTION CHARGE UNDER THIS CONTRACT?

We reserve the right to deduct a transaction charge, not to exceed $10, for each Transfer when the frequency of such Transfer request exceeds one every calendar month. If applied, this charge will reduce the amount of your Transfer.

ARE THERE ADJUSTMENTS ASSOCIATED WITH THE FIXED ACCOUNT?

Yes. Amounts withdrawn, surrendered, applied to provide Annuity Payments, or Transferred from the Guarantee Periods of the Fixed Account prior to their Renewal Date may be subject to a Market Value Adjustment. The Market Value Adjustment may increase or decrease the amount of the Fixed Account value being withdrawn, surrendered or Transferred. This adjustment will not apply to the one year Guarantee Period.

The Market Value Adjustment will be calculated by multiplying the amount withdrawn, surrendered or Transferred by the Market Value Adjustment factor. The Market Value Adjustment factor is equal to:

                             -         -
                            |   (1+i)   | (n/12)
                            |-----------|        - 1
                            |(1+j+.0025)|
                             -         -

where     i =  Treasury Rate as of the date of the allocation into the Fixed
               Account for the original Guarantee Period.

          j = calculated interest rate for the number of whole months remaining in the Guarantee Period as of the date of the withdrawal, surrender or Transfer. The calculated interest rate will be determined by linear interpolation based on current Treasury Rates for benchmark notes with maturities closest to the period being measured. If the remaining Guarantee Period is less than one year, the calculated interest rate will equal the one year Treasury Rate.

          n =  the number of whole months remaining in the Guarantee Period.

If Treasury Rates are no longer available, we will use an appropriate rate approved by the Insurance Department of the state which has jurisdiction over this contract.

We guarantee that the application of the Market Value Adjustment will not reduce the Accumulation Value of each Fixed Account Guarantee Period to an amount less than allocations to that Fixed Account Guarantee Period, less withdrawals or Transfers, accumulated at a rate of 3%, compounded annually.


97-9423 Rev. 5-1998                                           Minnesota Mutual 9

ARE THERE CIRCUMSTANCES WHERE THERE WILL BE NO MARKET VALUE ADJUSTMENT?

Yes.  There will be no Market Value Adjustment in the following situations:

- Withdrawals, surrenders, amounts applied to provide Annuity Payments, or Transfers from the one year Guarantee Period of the Fixed Account.

- Withdrawals, surrenders, amounts applied to provide Annuity Payments, or Transfers occurring within 30 days prior to or immediately following the Renewal Date of each Guarantee Period.

- Amounts withdrawn from the Fixed Account to pay the contract fee.

However, amounts withdrawn or surrendered may be subject to the deferred sales charge.

In addition, there will be no negative Market Value Adjustment applied to withdrawals or surrenders from the Guarantee Periods when:

- Amounts are payable as a Death Benefit upon your death.

- A withdrawal or surrender is requested any time after the first Contract Anniversary due to your confinement in a hospital or medical care facility as defined in the "Withdrawal and Surrender" section of this contract.

- A withdrawal or surrender is requested any time after the first Contract Anniversary in the event you are diagnosed with a terminal illness as defined in the "Withdrawal and Surrender" section of this contract.

ARE THERE CHARGES ASSOCIATED WITH THE VARIABLE ACCOUNT?

Yes. There are charges associated with the Variable Account. They are the mortality risk charge, the expense risk charge and the administrative charge. These charges are deducted on each Valuation Date from the assets of the Variable Account.

WHAT IS THE MORTALITY RISK CHARGE?

This is a charge to compensate us for the mortality guarantees we make under the contract. Actual mortality results incurred by us shall not adversely affect any payments or values under this contract. On an annual basis, it shall not exceed .80% of the net asset value of the Variable Account.

WHAT IS THE EXPENSE RISK CHARGE?

This charge compensates us for the guarantee that the deductions provided in this contract will be sufficient to cover our actual expenses. Actual expense results incurred by us shall not adversely affect any payments or values under this contract. On an annual basis, it shall not exceed .60% of the net asset value of the Variable Account.

WHAT IS THE ADMINISTRATIVE CHARGE?

The administrative charge is to compensate us for the administrative expenses incurred by us. On an annual basis, it shall not exceed .40% of the net asset value of the Variable Account.


97-9423 Rev. 5-1998                                         Minnesota Mutual 10

--------------------------------------------------------------------------------
VALUATION
--------------------------------------------------------------------------------

HOW IS YOUR ACCUMULATION VALUE DETERMINED?

Your Accumulation Value is determined separately for each Guarantee Period in the Fixed Account and for each sub-account of the Variable Account.

In the Fixed Account, it is the sum of all Purchase Payments or Transfers allocated to each Guarantee Period plus interest, less any previous contract fees, withdrawals or Transfers out of that Guarantee Period, and any previously applied deferred sales charge or Market Value Adjustments.

For each sub-account of the Variable Account, it is your Accumulation Units multiplied by the Accumulation Unit value.

HOW IS THE VALUE OF AN ACCUMULATION UNIT DETERMINED?

The number of Accumulation Units credited with respect to each Purchase Payment is determined by dividing the portion of the Purchase Payment allocated to each sub-account by the then current Accumulation Unit value for that sub-account. This determination is made as of the Valuation Date coincident with or next following the date on which we receive your Purchase Payment at our home office. Once determined, the number of Accumulation Units will not be affected by changes in the Accumulation Unit value. However, the total number of Accumulation Units under this contract will be affected by future contract transactions. In addition, the Accumulation Units of each sub-account will be increased by subsequent Purchase Payments and Transfers to that sub-account.
The Accumulation Units of each sub-account will be decreased by deductions for contract fees, withdrawals and any associated deferred sales charge, and Transfers.

The Accumulation Unit value will be recalculated on each Valuation Date. The new Accumulation Unit value may increase or decrease and will depend on the net investment experience of each sub-account of the Variable Account. The value of an Accumulation Unit for each sub-account was originally set at $1.00 on the first Valuation Date. For any subsequent Valuation Date, its value is equal to its value on the preceding Valuation Date multiplied by the net investment factor for that sub-account for the Valuation Period ending on the subsequent Valuation Date.

WHAT IS THE NET INVESTMENT FACTOR FOR EACH SUB-ACCOUNT?

The net investment factor for a Valuation Period is the gross investment rate for such Valuation Period, less a deduction for the charges associated with the Variable Account at the current rate.

The gross investment rate is equal to:

  (a) the net asset value per share of a Fund share held in the sub-account of the Variable Account determined at the end of the current Valuation Period; plus

  (b) the per-share amount of any dividend or capital gain distributions by the Fund if the "ex-dividend" date occurs during the current Valuation Period; divided by

  (c) the net asset value per share of that Fund share held in the sub-account determined at the end of the preceding Valuation Period.

DOES THE CONTRACT CREDIT INTEREST IN THE FIXED ACCOUNT?

Yes. This contract credits interest in each Guarantee Period of the Fixed Account. Guarantee Periods will not have an interest rate of less than 3%, compounded annually. You will designate a Guarantee Period for each Purchase Payment or Transfer which is allocated to the Fixed Account. On the Contract Date, the available Guarantee Periods are shown on Page 1. The interest rate in effect on the date each


97-9423 Rev. 5-1998                                         Minnesota Mutual 11

Purchase Payment or Transfer is allocated is guaranteed for the duration of the Guarantee Period. We will periodically determine interest rates which are applicable to each Guarantee Period.

--------------------------------------------------------------------------------
TRANSFER PROVISIONS
--------------------------------------------------------------------------------

MAY TRANSFERS BE MADE UNDER THIS CONTRACT?

Yes. Before Annuity Payments begin, these Transfers may be made by your Written Request or, where permitted, by telephone. We will make the Transfer on the basis of Accumulation Unit values on the Valuation Date coincident with or next following the day we receive the request at our home office.

You may make Transfers among sub-accounts of the Variable Account or from the Variable Account to any Guarantee Periods of the Fixed Account then being offered. You may also Transfer from one Guarantee Period to another Guarantee Period or to sub-accounts of the Variable Account. Transfers to a Guarantee Period will be credited with interest at the rate then in effect for the Guarantee Period(s) chosen by you. Except for Transfers from the one year Guarantee Period, Transfers from Guarantee Periods at times other than the Renewal Date may be subject to a Market Value Adjustment as described in the section of this contract titled "Contract Charges".

Systematic Transfer arrangements may also be available for a fixed amount, over a fixed period, or based on a fixed percentage.

ARE THERE RESTRICTIONS ON TRANSFERS?

Transfers are not limited as to amount. We reserve the right to make a transaction charge, not to exceed $10, for each Transfer when the frequency of such Transfer request exceeds one every calendar month. If applied, this charge will reduce the amount of your Transfer.

MAY TRANSFERS TAKE PLACE ONCE ANNUITY PAYMENTS BEGIN?

Yes. However, Transfers may be limited. They may be made only with respect to any Variable Annuity Payments. See the "Annuity Payment Provisions" section of this contract.

--------------------------------------------------------------------------------
WITHDRAWAL AND SURRENDER
--------------------------------------------------------------------------------

MAY YOU MAKE WITHDRAWALS FROM THIS CONTRACT?

Yes. At any time before Annuity Payments begin, you may request a withdrawal from the Accumulation Value. You must make a Written Request for any withdrawal. The amount of any withdrawal must be for at least $250.

In the event of a withdrawal, the Accumulation Value will be reduced by the amount requested. The amount requested will be reduced for any applicable deferred sales charge. In addition, withdrawals from the Fixed Account may be subject to a Market Value Adjustment which may increase or decrease the amount of the withdrawal.

Unless instructed otherwise by you, withdrawals will be made from your value in each Guarantee Period of the Fixed Account and each sub-account of the Variable Account in the same proportion that your value in each Guarantee Period of the Fixed Account and each variable sub-account bears to your total Accumulation Value. Withdrawal values will be determined as of the Valuation Date coincident with or next following the date your Written Request is received at our home office.

Systematic withdrawal plans of a fixed amount or over a fixed period may also be available.


97-9423 Rev. 5-1998                                          Minnesota Mutual 12

MAY YOU SURRENDER THE CONTRACT?

Yes. At any time before Annuity Payments begin, you may surrender this contract for its Surrender Value. The Surrender Value will be determined as of the Valuation Date coincident with or next following the date your Written Request is received at our home office.

ARE THERE SPECIAL WITHDRAWAL OR SURRENDER PROVISIONS?

Yes. Deferred sales charges and negative Market Value Adjustments will not apply when:

- A withdrawal or surrender is requested any time after the first Contract Anniversary due to your confinement in a hospital or medical care facility for at least 90 consecutive days. The request must be made while you are still confined or within 60 days after the discharge from a hospital or medical care facility after a confinement of at least 90 consecutive days. Medical care facility means a facility operated pursuant to law or any state licensed facility providing medically necessary in-patient care which is:
  (a) prescribed by a licensed Physician in writing; and (b) based on physical limitations which prohibit daily living in a non-institutional setting.

- A withdrawal or surrender is requested any time after the first Contract Anniversary in the event you are diagnosed with a terminal illness. Terminal illness is a condition: (a) diagnosed by a licensed Physician; and (b) is expected to result in death within 12 months for 80% of diagnosed cases.

For purposes of these provisions, we must receive due proof, satisfactory to us, of your confinement or terminal illness in writing. Physician means: (a) a licensed medical doctor (MD) or a licensed doctor of osteopathy (DO) practicing within the scope of his or her license; and (b) not you, the Annuitant or a member of either your or the Annuitant's immediate families. If the owner of this contract is other than a natural person, such as a trust or other similar entity, benefits payable due to nursing home confinement or terminal illness will be based upon the Annuitant. If the owner, or Annuitant in the case of a contract owned by a non-natural person, is changed subject to the provisions of this contract, a one year waiting period will apply before the new owner or Annuitant is eligible for these benefits.

HOW WILL WITHDRAWAL OR SURRENDER BENEFITS BE PAID?

We will pay these benefits in a single sum unless another method has been requested and approved by us. If this contract is surrendered you may elect one of the Annuity Payment options. This election is subject to the provisions of this contract.

--------------------------------------------------------------------------------
AMOUNT PAYABLE AT DEATH
--------------------------------------------------------------------------------

WHAT AMOUNT IS PAYABLE AT DEATH?

If you die before Annuity Payments have started, we will pay the Death Benefit of the contract to the Beneficiary. If the owner of this contract is other than a natural person, such as a trust or other similar entity, we will pay the Death Benefit to the Beneficiary on the death of the Annuitant, if death occurs prior to the date that Annuity Payments have started.

If you die prior to your 75th birthday, the Death Benefit is the greater of:
(a) the Accumulation Value increased by any positive Market Value Adjustment applicable to values in the Fixed Account; (b) the sum of Purchase Payments adjusted for any amounts previously withdrawn; or (c) the last stepped-up value prior to the date of death, adjusted for any Purchase Payments and withdrawals occurring thereafter.

If you die on or after your 75th birthday, the Death Benefit is the greater of:
(a) the Accumulation Value increased by any positive Market Value Adjustment applicable to values in the Fixed Account; or (b) the last stepped-up value prior to the date of death, adjusted for any withdrawals occurring thereafter.


97-9423 Rev. 5-1998                                          Minnesota Mutual 13

The stepped-up value will be determined on each Contract Anniversary that is an exact multiple of five and is prior to your 75th birthday. The stepped-up value is the greater of: (a) the Accumulation Value on that Contract Anniversary; or
(b) the previous stepped-up value. Where Joint Owners exist, there will be no further stepped-up values after the 75th birthday of the oldest Joint Owner. After the death of the first Joint Owner, stepped-up values may resume on the next Contract Anniversary that is an exact multiple of five providing the surviving Joint Owner continues the contract and has not yet reached his or her 75th birthday.

The value of the Death Benefit will be determined as of the Valuation Date coincident with or next following the day we receive, at our home office, due proof of death and all related information necessary to make payment.

If the Annuitant dies after Annuity Payments have started, we will pay whatever amount may be required by the terms of the Annuity Payment option selected. The remaining value in the contract must be distributed at least as rapidly as under the option in effect at the Annuitant's death.

TO WHOM WILL WE PAY THOSE BENEFITS?

When we receive due proof of death, satisfactory to us, we will pay the Death Benefit under this contract to the Beneficiary or Beneficiaries.

HOW WILL THE AMOUNT PAYABLE AT DEATH BE PAID?

We will pay that amount in a single sum unless another form of settlement has been requested and agreed to by us. All payments by us are payable at our home office. Proof of any claim under this contract must be submitted in writing to us at our home office.

WHEN MUST DEATH BENEFITS BE PAID?

If you die before the date on which Annuity Payments begin and if the designated Beneficiary is a person other than your spouse, that Beneficiary may elect an annuity option measured by a period not longer than that Beneficiary's life expectancy. Annuity Payments must begin not later than one year after your death. If there is no designated Beneficiary, or if an annuity option is not elected within one year of your death, then the entire value in this contract must be distributed within five years after your death. If the Annuitant dies on or after Annuity Payments have begun, any payments received by a Beneficiary must be distributed at least as rapidly as under the method elected by the Annuitant as of the date of death.

If any portion of the Death Benefit is payable to your designated Beneficiary who is your surviving spouse, that spouse shall be treated as the contract owner for purposes of: (1) when payments must begin; and (2) the time of distribution in the event of your spouse's death.

Where Joint Owners exist, at the death of the first Joint Owner, the surviving Joint Owner will become the sole Owner of the contract.

WHAT HAPPENS IF ONE OR ALL OF THE BENEFICIARIES DIE?

If a Beneficiary dies, that Beneficiary's interest in this contract ends with that Beneficiary's death. Only those Beneficiaries who survive you will be eligible to share in a Death Benefit.

After Annuity Payments have begun, if there is no Beneficiary surviving at the death of the Annuitant, any remaining value under the Annuity Payment option will be paid to the Annuitant's estate.


97-9423 Rev. 5-1998                                          Minnesota Mutual 14

CAN YOU CHANGE THE BENEFICIARY?

Yes.  You can file a Written Request with us to change the Beneficiary.

Your Written Request will not be effective until it is recorded in our home office records. After it has been recorded, it will take effect as of the date you signed the request. However, if you die before the request has been recorded, the request will not be effective as to those death proceeds we have paid before the request was recorded in our home office records.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

WHEN DO ANNUITY PAYMENTS BEGIN?

Annuity Payments begin on the Maturity Date specified in the application and shown on Page 1 of this contract, or on the Annuity Commencement Date if that date is earlier. If a date is not specified in the application, it will be the later of the first of the month following the Annuitant's 85th birthday or ten years after issue.

If you wish to change the Annuity Commencement Date, you must notify us in writing: (a) that Annuity Payments are to be made to the Annuitant or other designated payee; (b) when these payments are to begin; (c) the form of the annuity; and (d) what Annuity Payment option has been selected. We must receive this notice at least 30 days before Annuity Payments are to begin.

WHAT VALUE IS AVAILABLE TO BE APPLIED TO PROVIDE ANNUITY PAYMENTS?

As of the fifth Valuation Date prior to the Annuity Commencement Date, we will apply the Accumulation Value reduced by any applicable premium tax not previously deducted and adjusted for any applicable Market Value Adjustment on the Fixed Account.

WHAT TYPES OF ANNUITY PAYMENTS ARE AVAILABLE?

Both Fixed and Variable Annuity Payments are available under this contract.

ARE THERE RESTRICTIONS ON ANNUITY PAYMENTS?

Yes. We require that the first monthly Fixed or Variable Annuity Payment must be at least $20. It may be less if a payment of a smaller minimum amount is required by law. If the first monthly Fixed or Variable Annuity Payment would be less than that amount, we reserve the right to pay you the Surrender Value in a lump sum. This payment would be in lieu of all other rights under this contract.

In addition, we restrict the maximum amount which may be applied to provide a Fixed Annuity Payment under this contract. Without our prior consent, the maximum amount which may be applied under this contract for a Fixed Annuity Payment is $1,000,000.

MAY WE REQUIRE INFORMATION BEFORE MAKING ANNUITY PAYMENTS?

Yes. We reserve the right to require proof satisfactory to us of the Age of the Annuitant and of any Joint Annuitant before payments begin.

We may also require proof that a person is alive before making any Annuity Payment which is based on the survival of that person.


97-9423 Rev. 5-1998                                          Minnesota Mutual 15

IF YOU FAIL TO ELECT AN ANNUITY PAYMENT OPTION, IS THERE AN OPTION UNDER WHICH ANNUITY PAYMENTS WILL BE MADE?

Yes. If you do not elect an Annuity Payment option, we will make monthly payments on the basis of Option 2A, a life annuity with a period certain of 120 months.

IF YOU FAIL TO ELECT AN ANNUITY FORM, IS THERE A FORM UNDER WHICH ANNUITY PAYMENTS WILL BE MADE?

Yes. If you do not elect an Annuity Payment form, we will make Annuity Payments in the form of a variable annuity using the Money Market sub-account.

MUST AN ANNUITY PAYMENT OPTION BE ELECTED?

No. You may elect a lump sum payment equal to the Surrender Value instead. If you do so, you and the Annuitant shall have no further rights under this contract.

--------------------------------------------------------------------------------
ANNUITY PAYMENT OPTIONS
--------------------------------------------------------------------------------

WHAT ANNUITY PAYMENT OPTIONS ARE AVAILABLE?

The following Annuity Payment options are available:

Option 1 -- Life Annuity -- Annuity Payments payable for the lifetime of the Annuitant, ending with the last payment due prior to the Annuitant's death.

Option 2 -- Life Annuity with a Period Certain -- Annuity Payments payable for the lifetime of the Annuitant; provided, if the Annuitant dies before payments have been made for the entire period certain, those remaining certain payments will be made to the Beneficiary.

The period certain may be for 120 months (Option 2A); for 180 months (Option
2B); or for 240 months (Option 2C).

Option 3 -- Joint and Last Survivor Annuity -- Annuity Payments payable for the joint lifetimes of the Annuitant and a designated Joint Annuitant. The payments end with the last payment due before the survivor's death. If this option is elected, the contract and payments shall be the joint property of the Annuitant and the designated Joint Annuitant.

ARE OTHER ANNUITY PAYMENT OPTIONS AVAILABLE?

Yes. Other options may be available. They will be as agreed upon between you and us.

HOW WILL ANNUITY PAYMENTS BE MADE?

Annuity Payments under a Fixed or Variable Annuity Payment option will be made on a monthly basis to the Annuitant or other designated payee, unless we agree to a different payment schedule.

AFTER DEATH OF THE ANNUITANT, MAY THE BENEFICIARY RECEIVE A LUMP SUM PAYMENT INSTEAD OF THE REMAINING ANNUITY PAYMENTS?

Yes. At the time of death the Beneficiary may elect, under Option 2, to have the present value of the remaining payments (commuted value) paid in a lump sum. It will be based on the then current dollar amount of one payment. We will use the same interest rate which served as a basis for the annuity.


97-9423 Rev. 5-1998                                          Minnesota Mutual 16

HOW IS THE AMOUNT OF A VARIABLE ANNUITY PAYMENT DETERMINED?

The dollar amount of the first Variable Annuity Payment is determined by applying the available value to a rate per $1,000 which is based on the Individual Annuity 1983 Table A female mortality rates with an age setback of one year and an interest rate of 4.50%, compounded annually. The amount of the first Variable Annuity Payment depends upon the Annuity Payment option selected, the adjusted Age of any Annuitant and Joint Annuitant and the amount applied.

Annuitant and Joint Annuitant Age are determined as of the Annuity Commencement Date and adjusted based on the year of commencement as follows:

               Annuity Commencement Year     Age Adjustment
               -------------------------     --------------
                    2000 - 2009                   -1
                    2010 - 2019                   -2
                    2020 - 2029                   -3
                   2030 and later                 -4

A number of Annuity Units is determined by dividing this dollar amount by the then current Annuity Unit value. This determination is made separately for each sub-account of the Variable Account. The number of Annuity Units remains unchanged during the period of Annuity Payments, except for Transfers and in the case of certain joint Annuity Payment options which provide for a reduction in payment after the death of an Annuitant.

The dollar amount of the second and later Variable Annuity Payments is equal to the number of Annuity Units determined for each sub-account multiplied by the Annuity Unit value for that sub-account as of the due date of the payment. This amount may increase or decrease.

The value of an Annuity Unit for a sub-account is determined each month as of the first day of the month. For purposes of determining the Annuity Unit value, the Accumulation Unit values will be as of the fifth Valuation Date preceding the first day of the calendar month. The value is equal to the Annuity Unit value for that sub-account as of the first day of the preceding month multiplied by the product of: (a) .996338; and (b) a sub-account investment factor. This investment factor is the Accumulation Unit value for that sub-account for the preceding month divided by the Accumulation Unit value for the second preceding month.

The dollar amount determined for each sub-account will be aggregated for purposes of making payment.

HOW IS THE AMOUNT OF A FIXED ANNUITY PAYMENT DETERMINED?

The tables shown in Appendix A are used to determine the amount of guaranteed monthly Fixed Annuity Payments. They show the dollar amount of each payment that can be provided with each $1,000 of available value.

WILL THESE TABLES ALWAYS BE USED FOR ANNUITY PURCHASES?

Not necessarily. If, when Annuity Payments are elected, we are using tables of annuity purchase rates for this class of contract which would result in larger Annuity Payments, we will use those tables instead.

ONCE ANNUITY PAYMENTS BEGIN, MAY THE ANNUITY OPTION BE CHANGED?

No.


97-9423 Rev. 5-1998                                          Minnesota Mutual 17

MAY AMOUNTS BE TRANSFERRED DURING THE ANNUITY PAYMENT PERIOD?

Yes. Amounts held as annuity reserves may be Transferred among the variable sub-accounts during the Annuity Payment period. Annuity reserves may also be Transferred from the variable sub-accounts to the General Account providing a Fixed Annuity Payment during this time. Amounts payable as Fixed Annuity Payments may not be Transferred to the variable sub-accounts.

HOW DOES AN ANNUITANT CHANGE SUB-ACCOUNT ELECTIONS OR TRANSFER AMOUNTS TO A FIXED ANNUITY?

The change must be made by Written Request. The Annuitant and Joint Annuitant, if any, must make such an election.

HOW WILL WE TRANSFER VARIABLE ANNUITY SUB-ACCOUNT VALUES?

A Transfer will be made on the basis of Annuity Unit values. The number of Annuity Units from the sub-account being Transferred will be converted to a number of Annuity Units in a new sub-account. The Annuity Payment option will stay the same.

When you tell us to make such a Transfer it will be effective for future Annuity Payments. Your Transfer will be effective and amounts will be actually Transferred as of the Annuity Payment Valuation Date prior to the next Annuity Payment affected by your request. We will use the same valuation procedures that we describe to determine an initial Variable Annuity Payment.

After this conversion, a number of Annuity Units in the new sub-account will be payable under the elected option. The first payment after conversion will be of the same amount as it would have been without the Transfer. The number of Annuity Units will be set at that number of units which are needed to pay that same amount as of the Transfer date.


HOW WILL WE TRANSFER AMOUNTS HELD AS RESERVES TO PAY VARIABLE ANNUITY PAYMENTS TO PURCHASE FIXED ANNUITY PAYMENTS?

When you instruct us to make such a Transfer it will be effective for future Annuity Payments. Your Transfer will be effective and amounts will be actually Transferred as of the Annuity Payment Valuation Date prior to the next Annuity Payment. We will use the same method to determine the Fixed Annuity Payment at the time of Transfer that we describe to determine an initial Fixed Annuity Payment.

The amount Transferred will then be applied to provide a Fixed Annuity Payment. This amount will be based upon the Age of the Annuitant and any Joint Annuitant at the time of the Transfer. The Annuity Payment option will remain the same.

ARE THERE ANY RESTRICTIONS ON ANNUITY SUB-ACCOUNT TRANSFERS?

Yes. We reserve the right to require Transfers during the Annuity Payment period to meet the following conditions:

- The Transfer of an annuity reserve amount from any sub-account must be at least equal to $5,000, or the entire amount of the reserve remaining in that sub-account, if less.

- Variable Annuity Payments must be in effect for a period of 12 months before a change may be made.

- Transfers are limited to one in any 12 month period.

Your Written Request for an annuity sub-account Transfer must be received by us at least 30 days in advance of the due date of the Annuity Payment subject to the Transfer.


97-9423 Rev. 5-1998                                          Minnesota Mutual 18

--------------------------------------------------------------------------------
ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

CAN YOU ASSIGN THIS CONTRACT?

Unless this contract provides otherwise, you may assign all rights to this contract during the lifetime of the Annuitant. We will not be bound by any assignment until we have recorded written notice of it at our home office. We are not responsible for the validity of any assignment. An assignment will not apply to any payment or action made by us before it was recorded. Any proceeds payable to an assignee will be paid in a single sum. Any claim made by an assignee will be subject to proof of the assignee's interest and the extent of the assignment.

If this contract is issued pursuant to a retirement plan which receives favorable tax treatment under the provisions of Section 401, 403, 404, 408 or 457 of the Internal Revenue Code, then it may not be assigned, pledged or otherwise transferred except under such conditions as may be allowed under applicable law.

ARE THE CONTRACT BENEFITS PROTECTED?

Yes. To the extent permitted by law, no benefit provided by this contract will be subject to any creditor's claim or process of law.

HOW WILL BENEFITS BE DETERMINED?

Any paid-up benefit, withdrawal benefit, surrender benefit, or any other benefit described by this contract shall be calculated as of the date the provisions of the contract are exercised. Interest credited on Purchase Payments made to the Fixed Account shall be calculated on contract amounts from the date they are credited to the contract to the date the withdrawal value or Surrender Value is determined.

WILL THERE BE AN ADJUSTMENT IF A PERSON'S AGE IS MISSTATED?

Yes. If a person's Age has been misstated, the amount payable under an Annuity Payment option will be that amount which would have been paid based upon that person's correct Age. In the case of an overpayment, we may either deduct the required amount from that person's payments under this contract; we may require you to pay us in cash, or we may do both until we are fully repaid. In the case of an underpayment, we will pay the required additional amount with the next payment.

MUST YOU PROVIDE ADDITIONAL INFORMATION?

Yes. You must provide any other information we need to administer this contract. If you cannot do so, we may ask the person concerned for that information. We shall not be liable for any payment based upon information given to us in error or not given to us.

DO CONTRACT VALUES COMPLY WITH STATE REQUIREMENTS?

Yes. Amounts payable at death, withdrawal and surrender benefits, Accumulation Values and the paid-up annuity benefit described by this contract are not less than the minimum benefits required by any statute of the state in which this contract is delivered.

WHAT ANNUITY RESERVES WILL WE HOLD UNDER THIS CONTRACT?

Reserves held by us for Annuity Payments under this contract shall not be less than those reserves required by the law in the state in which this contract is delivered.

MAY THIS CONTRACT BE MODIFIED?

Yes. This contract may be modified at any time by written agreement between you and us. However, no such modification will adversely affect your rights under this contract unless the modification is made to


97-9423 Rev. 5-1998                                          Minnesota Mutual 19
comply with a law or government regulation. Such modification will be in writing. You will have the right to accept or reject such a modification.

WHO OWNS THE FIXED ACCOUNT, GENERAL ACCOUNT AND VARIABLE ACCOUNTS?

We have exclusive and absolute ownership of the assets of the Fixed Account, General Account and the Variable Account utilized by this contract.

WHEN WILL LUMP SUM PAYMENTS BE MADE?

Usually, we will make payment within seven days after payment is called for by the terms of the contract. However, in the case of payments from the Fixed Account or General Account, we reserve the right to defer payment of withdrawal or surrender benefits for up to six months. In the case of payments from the Variable Account, we reserve the right to defer payment for any period during which the New York Stock Exchange is closed for trading (except for normal holiday closing) or when the Securities and Exchange Commission has determined that a state of emergency exists which may make such determination and payment impractical.

DO YOU HAVE ADDITIONAL VOTING RIGHTS?

Yes. If you have Variable Account Accumulation or Annuity Units under this contract, you may direct us with respect to the voting rights of Fund shares held by us and attributable to this contract.


97-9423 Rev. 5-1998                                          Minnesota Mutual 20

                                      APPENDIX A

The following tables show the minimum dollar amount of monthly Fixed Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based upon an interest rate of 3% per year, compounded annually, and Individual Annuity 1983 Table A mortality rates with an age setback of one year. Dollar amounts for Ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from us upon request.

Annuitant and Joint Annuitant Age is determined as of the Annuity Commencement Date and adjusted based on the year of commencement as follows:

               Annuity Commencement Year     Age Adjustment
               -------------------------     --------------
                      2000 - 2009                 -1
                      2010 - 2019                 -2
                      2020 - 2029                 -3
                     2030 and later               -4


                                   Life with      Life with      Life with
     Male Annuitant    Life        120 Months     180 Months     240 Months
      Adjusted Age  (Option 1)     (Option 2A)    (Option 2B)    (Option 2C)
      ------------  ----------     -----------    -----------    -----------
          50          $4.19          $4.15          $4.10          $4.03
          55           4.60           4.54           4.45           4.32
          60           5.15           5.03           4.87           4.64
          65           5.91           5.66           5.36           4.96
          70           6.97           6.44           5.86           5.23
          75           8.45           7.32           6.31           5.40
          80          10.55           8.17           6.62           5.48
          85          13.46           8.86           6.79           5.51

     Female Annuitant
      Adjusted Age
      ------------
          50          $3.84          $3.83          $3.81          $3.77
          55           4.18           4.15           4.11           4.04
          60           4.61           4.56           4.48           4.37
          65           5.21           5.10           4.95           4.72
          70           6.04           5.80           5.49           5.06
          75           7.26           6.69           6.04           5.32
          80           9.07           7.69           6.48           5.45
          85          11.79           8.59           6.74           5.50


                         Joint and Last Survivor (Option 3)
     Male Annuitant
      Adjusted Age                   Female Annuitant Adjusted Age
    --------------  -------------------------------------------------------------------------
                     40     45      50     55      60     65      70     75      80     85
                     --     --      --     --      --     --      --     --      --     --
          50        $3.29  $3.42   $3.56  $3.69   $3.82  $3.93   $4.01  $4.08   $4.12  $4.15
          55         3.32   3.47    3.64   3.82    3.99   4.16    4.29   4.40    4.48   4.53
          60         3.34   3.51    3.70   3.92    4.15   4.39    4.61   4.79    4.93   5.02
          65         3.36   3.54    3.75   4.00    4.29   4.61    4.94   5.24    5.48   5.66
          70         3.37   3.56    3.78   4.06    4.40   4.80    5.25   5.70    6.12   6.45
          75         3.38   3.57    3.81   4.11    4.48   4.95    5.51   6.15    6.80   7.37
          80         3.38   3.58    3.82   4.14    4.54   5.05    5.71   6.52    7.45   8.37
          85         3.38   3.58    3.83   4.15    4.57   5.12    5.84   6.80    7.99   9.33


97-9425                                                      Minnesota Mutual 21

                                      APPENDIX A

The following tables show the minimum dollar amount of monthly Fixed Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based upon an interest rate of 3% per year, compounded annually, and Individual Annuity 1983 Table A mortality rates with an age setback of one year, blended to provide genderless rates. Dollar amounts for ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from Us upon request.

Annuitant and Joint Annuitant Age is determined as of the Annuity Commencement Date and adjusted based on the year of commencement as follows:

               Annuity Commencement Year     Age Adjustment
               -------------------------     --------------
                      2000 - 2009                 -1
                      2010 - 2019                 -2
                      2020 - 2029                 -3
                     2030 and later               -4



                                    Life with      Life with      Life with
       Annuitant     Life           120 Months     180 Months     240 Months
      Adjusted Age  (Option 1)      (Option 2A)    (Option 2B)    (Option 2C)
      ------------  ----------      -----------    -----------    -----------
          50          $3.92          $3.90          $3.87          $3.83
          55           4.26           4.23           4.18           4.10
          60           4.72           4.66           4.56           4.43
          65           5.35           5.21           5.03           4.78
          70           6.23           5.94           5.57           5.10
          75           7.49           6.82           6.10           5.34
          80           9.36           7.80           6.52           5.46
          85          12.12           8.65           6.75           5.50


                         Joint and Last Survivor (Option 3)
      Annuitant
      Adjusted Age                    Joint Annuitant Adjusted Age
      ------------  -------------------------------------------------------------------------
                     40     45      50     55      60     65      70     75      80     85
                     --     --      --     --      --     --      --     --      --     --
          50        $3.29  $3.40   $3.52  $3.62   $3.70  $3.77   $3.82  $3.86   $3.88  $3.90
          55         3.33   3.47    3.62   3.76    3.89   4.01    4.09   4.16    4.20   4.23
          60         3.36   3.52    3.70   3.89    4.09   4.26    4.41   4.52    4.61   4.66
          65         3.39   3.56    3.77   4.01    4.26   4.52    4.76   4.96    5.12   5.22
          70         3.40   3.59    3.82   4.09    4.41   4.76    5.13   5.46    5.74   5.94
          75         3.42   3.61    3.86   4.16    4.52   4.96    5.46   5.99    6.47   6.86
          80         3.42   3.63    3.88   4.20    4.61   5.12    5.74   6.47    7.24   7.94
          85         3.43   3.64    3.90   4.23    4.66   5.22    5.94   6.86    7.94   9.07




97-9426                                                      Minnesota Mutual 22

     FLEXIBLE PAYMENT DEFERRED VARIABLE
          ANNUITY CONTRACT

          FIXED OR VARIABLE
          ANNUITY BENEFITS

     A NON-PARTICIPATING CONTRACT